Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Second Amended and Restated Stock Option Plan of Geovic Mining Corp. (an exploration stage company) of our report dated March 28, 2008, with respect to the consolidated financial statements of Geovic Mining Corp. (an exploration stage company) included in its Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission.

Vancouver, Canada, August 19, 2008	/s/ Ernst & Young LLP Chartered Accountants